AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment (“Amendment”) is made as of February 23, 2022 by and between Unified Series Trust (the “Trust”) and Ultimus Fund Distributors, LLC (“Distributor”), and amends the Distribution Agreement, made as of February 1, 2019 (the “Agreement). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Distributor wish to amend Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

Effective February 23, 2022, Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties have executed this Amendment by a duly authorized representative of the parties hereto.

UNIFIED SERIES TRUST	ULTIMUS FUND DISTRIBUTORS, LLC
By: /s/ Martin R. Dean Print Name: Martin R. Dean Title: President Date: February 23, 2022	By: /s/ Kevin Guerette Print Name: Kevin Guerette Title: President Date: February 23, 2022

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN

UNIFIED SERIES TRUST

AND

ULTIMUS FUND DISTRIBUTORS, LLC

FUND PORTFOLIOS

Fisher Investments Institutional Group Fund Family:

Fisher Investments Institutional Group Stock Fund for Retirement Plans

Fisher Investments Institutional Group Bond Fund for Retirement Plans

Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans

Fisher Investments Institutional Group ESG Bond Fund for Retirement Plans

Fisher Investments Institutional Group U.S. Small Cap Equity Fund

Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund

Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund

LHA Tactical Beta Variable Series Fund

OneAscent Emerging Markets Fund

OneAscent International Equity Fund

Silk Invest New Horizons Frontier Fund

Standpoint Multi-Asset Fund

Tactical Multi-Purpose Fund